Exhibit 23.2

JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
NETWORK CN INC.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 19, 2007 on the consolidated financial statements of Network CN Inc, relating to our audit of the consolidated financial statements of NCN Group Limited and subsidiaries included in the Annual Report on Form 10-KSB of Network CN Inc. for the year ended December 31, 2006 and 2005.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

Date: April 3, 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong
Telephone : (852) 25295500 Fax: (852) 28651067
Email	: jchc@krestoninternational.com.hk	Kreston International with offices in Europe
Website	: http://www.jimmycheungco.com	America, The Middle East, The Far East and Australia